Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Rules-Based Medicine, Inc. and Subsidiaries:
We consent to the reference to our firm under the caption “Experts” on the Registration Statement on Form S-1/A (Amendment No. 5) and related Prospectus of Rules-Based Medicine, Inc. for the registration of shares of its common stock and to the inclusion of our report dated March 12, 2010 with respect to the consolidated financial statements of Rules-Based Medicine, Inc. as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007.
Our report discloses that Rules-Based Medicine, Inc. acquired a controlling interest (77.6%) in Psynova Neurotech, Ltd. on September 18, 2009.
We also consent to the reference to our firm under the caption “Experts” on the Registration Statement on Form S-1 and related Prospectus of Rules-Based Medicine, Inc. for the registration of shares of its common stock and to the inclusion of our report dated December 18, 2009 with respect to the financial statements of Psynova Neurotech, Ltd. as of August 31, 2009 and for the year ended August 31, 2009.
Our report on the financial statements of Psynova Neurotech, Ltd. discloses that Rules-Based Medicine, Inc. became the controlling shareholder of Psynova Neurotech, Ltd. on September 18, 2009.
/s/ PMB Helin Donovan, LLP
Austin, Texas
May 5, 2010
5918 West Courtyard Drive, Suite 500 • Austin, TX 78730
tel (512) 258-9670 • fax (512) 258-5895

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